SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19651	13-3445668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Item 5. Other Events.

On April 23, 2004, Genaera Corporation (the “Company”) issued a press release announcing the appointment of ten world-renowned ophthalmic and retinal specialists to its Ophthalmic Advisory Board:

•	Susan B. Bressler, MD, Professor of Ophthalmology, Director, Wilmer Photograph Reading Center, Johns Hopkins University School of Medicine, Baltimore, Maryland;

•	Charles A. Garcia, MD, Bernice Weingarten Distinguished Professor of Ophthalmology and Visual Science, University of Texas Health Science Center, Houston, Texas;

•	Glenn J. Jaffe, BA, MD, Professor of Ophthalmology, Duke University Eye Center and Director of the Uveitis Service Duke Optical Coherence Tomography Reading Center, Durham, North Carolina

•	Michael L. Klein, MD, Professor, Casey Eye Institute – Oregon Health & Science University, Portland, Oregon;

•	Hugo Quiroz-Mercado, MD, Chief of the Retina Service, Chief of Experimental Surgery Laboratory and the Coordinator of the Research Committee at the Asociación Para Evitar la Ceguera en México;

•	Gholam A. Peyman, MD, Professor of Ophthalmology, Co-Director of Vitreo-Retinal Service, Tulane University School of Medicine, New Orleans, Louisiana;

•	Lawrence I. Rand, MD, Retinal Specialist, Private Practice, Waban, Massachusetts:

•	Carl D. Regillo, MD, FACS, Professor of Ophthalmology, Thomas Jefferson University, School of Medicine and Wills Eye Hospital, Philadelphia, Pennsylvania;

•	Jack Owens Sipperley, MD, Senior Partner, Retinal Consultants of Arizona, Ltd., Phoenix, Arizona; and

•	Edgar L. Thomas, MD, Retina-Vitreous Associates, Beverly Hills, California.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated April 23, 2004– “Genaera Announces Appointments to Ophthalmic Advisory Board”.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION (Registrant)

By:	/s/ John A. Skolas
John A. Skolas
Senior Vice President, Chief Financial Officer, General Counsel and Secretary

Dated: April 26, 2004

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated April 23, 2004– “Genaera Announces Appointments to Ophthalmic Advisory Board”.